Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 2, 2026, is between Mint Incorporation Limited, a business company incorporated under the laws of the British Virgin Islands (the “Company”), with its registered office at Ogier Global (BVI) Limited, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG 1110, British Virgin Islands, and [●] (the “Buyer”, together with the Company, the “Parties”).

WITNESSETH

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company, Class A ordinary shares of no par value of the Company (the “Class A Ordinary Shares”), at a purchase price per Share (the “Purchase Price”) equal to 20% of the closing price of the Class A Ordinary Shares on the Nasdaq Capital Market on the last trading day immediately preceding the date of this Agreement, which was July 1, 2026, as set forth on the Buyer’s signature page hereto (each, a “Subscription Amount”);

WHEREAS, the Shares issued pursuant to this Agreement are collectively referred to herein as the “Securities”; and

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S (“Regulation S”) and/or Section 4(a)(2) promulgated thereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE

(a) Purchase of Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at the Closing the Securities in the amounts set forth on such Buyer’s signature page hereto.

(b) Closing Date. The purchase and sale of the Securities shall be effected in a single closing (the “Closing”). The date on which the Closing occurs is the “Closing Date”). The Closing shall take place remotely by electronic transfer of closing deliverables or at such other location as the Parties shall mutually agree, on a date no later than ten (10) Business Days following the date hereof on which all conditions to the Closing set forth in Sections 7 and 8 below are satisfied or waived. “Business Day” means any day other than a Saturday, Sunday, or any day on which commercial banks are authorized or required by law to remain closed in (i) the City of New York, New York, United States; (ii) Hong Kong Special Administrative Region, People's Republic of China; or (iii) the British Virgin Islands.

(c) Form of Payment; Deliveries. Subject to the satisfaction of the terms and conditions of this Agreement, on or prior to the Closing Date: (i) the Buyer shall (x) complete and deliver to the Company the Non-U.S. Person Certification (Regulation S) in the form attached hereto as Exhibit A and (y) pay its Subscription Amount by wire transfer of immediately available United States dollars to the Company, in accordance with the Company’s written wire transfer instructions, against delivery of the Securities; and (ii) the Company shall deliver such Securities to the Buyer in book-entry form bearing a restrictive legend in the form set forth in Section 4 below, against delivery of such Buyer’s Subscription Amount. The Buyer acknowledges and agrees that its commitment to purchase the Securities hereunder is and shall be irrevocable upon delivery of both (A) its Subscription Amount by wire transfer to the Company and (B) an executed counterpart of this Agreement to the Company; provided, however, that such irrevocability shall not limit the Buyer’s right to terminate pursuant to Section 9 hereof if the conditions to the Closing set forth in Section 8 are not satisfied or waived.

(d) Purchase Price. For the avoidance of doubt, the Purchase Price per Share is equal to 20% of the closing price of the Class A Ordinary Shares on the Nasdaq Capital Market on the day before signing, i.e. July 1, 2026.

(e) No Minimum. There is no minimum aggregate Subscription Amount required for the Company to effect the Closing. The obligation of the Buyer to purchase the Securities is independent of any other subscription or purchase commitment made by any other investor in connection with any concurrent offering by the Company.

2. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BUYER

The Buyer represents and warrants to the Company as of the date hereof and as of the Closing Date (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Authorization; Enforcement. The execution, delivery and performance of this Agreement, in each case to which the Buyer is a party, and the consummation by the Buyer of the transactions contemplated hereby, have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of such Buyer. This Agreement has been duly executed and delivered by the Buyer, and each such agreement constitutes or will constitute a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Investment Purpose. As of the Closing Date, the Buyer is purchasing the Securities for its own account and not with a present view towards the public sale or distribution thereof except pursuant to sales made in compliance with Regulation S or registered or otherwise exempt from registration under the Securities Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption under the Securities Act.

(c) Investor Status. At the time that the Buyer was offered the Securities, the Buyer was not, and as of the date hereof is not, a “U.S. Person” within the meaning of Regulation S. The Buyer acknowledges that it has truthfully and accurately completed the Non-U.S. Person Certification (Regulation S) attached as Exhibit A hereto and hereby affirms such certification as of the date hereof. The Buyer’s country of residence is as set forth on the Buyer’s signature page hereto.

(d) Access to Information. The Buyer has been afforded (i) the opportunity to ask questions of the Company and its management regarding the Company’s business and affairs; (ii) the opportunity to receive answers from representatives of the Company concerning the terms and conditions of the offering and the merits and risks of investing in the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense as is necessary to make an informed investment decision. Neither such inquiries nor any other due diligence investigation conducted by such Buyer or its advisors shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3.

(e) Review of Public Filings. The Buyer has had the opportunity to review all SEC Reports (as defined in Section 3(h)) for the twelve (12) months preceding the date hereof and has reviewed such SEC Reports to its satisfaction.

(f) Investor Sophistication. The Buyer, either alone or together with its representatives, has such knowledge and experience in financial, tax and business matters, and in particular investments in securities, so as to enable it to utilize the information made available to it in connection with the offering to evaluate the merits and risks of an investment in the Securities and the Company.

(g) Risk Acknowledgment. The Buyer is able to afford a complete loss of its investment and to bear the economic risk of holding the Securities for an indefinite period.

(h) No General Solicitation. The Buyer (i) did not learn of this offering through any form of general solicitation or general advertising, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television, radio or the internet, or any seminar or meeting to which such Buyer was invited by any such general solicitation or advertising; (ii) was approached directly and privately by or on behalf of the Company in connection with this offering; and (iii) to such Buyer’s knowledge, no other prospective investor was solicited through any public or general channel.

(i) Confidentiality. Other than to other persons party to this Agreement or to such Buyer’s representatives, including its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 405 under the Securities Act.

(j) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Buyer of the transactions contemplated hereby do not and will not conflict with, or constitute a default under, any agreement, indenture or instrument to which such Buyer is a party or by which its properties or assets are bound, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Buyer or its properties.

(k) Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Buyer who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

(l) Restricted Securities.

(a) The Buyer understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being purchased from the Company in a private placement pursuant to Regulation S (“Regulation S”) and/or Section 4(a)(2) of the Securities Act and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances.

(b) The Buyer acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. The Buyer understands that the Company is under no obligation to register the Securities, except as provided elsewhere in the Agreement.

(c) The Buyer is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of securities purchased in a private placement.

(m) Existing Shareholding; Reporting Threshold Acknowledgment. The Buyer to this Agreement is an existing shareholder of the Company (the “Existing Shareholder”). The Existing Shareholder represents and warrants that: (i) as of the date hereof, the Existing Shareholder beneficially owns approximately [●]% of the issued and outstanding Class A Ordinary Shares of the Company; (ii) the date and manner of acquisition of such existing shares have been disclosed to the Company and such acquisition did not violate any applicable law or any existing contractual obligation of the Existing Shareholder; (iii) the Existing Shareholder acknowledges that, following the Closing, its aggregate beneficial ownership of Class A Ordinary Shares may equal or exceed 5% of the total issued and outstanding shares, which would trigger a Schedule 13G or Schedule 13D filing obligation under the Exchange Act, and the Existing Shareholder is solely responsible for timely compliance with all such reporting obligations.

(n) No Conflict with Prior Investment Documents. The Existing Shareholder represents and warrants that: (i) the execution, delivery and performance of this Agreement does not and will not conflict with, violate or constitute a default under any existing investment agreement, subscription agreement, shareholders’ agreement, side letter, non-disclosure agreement or other contractual arrangement to which the Existing Shareholder is a party, including any arrangement with the Company or any of its affiliates; (ii) no standstill, lock-up or other restriction in any prior agreement to which the Existing Shareholder is a party prohibits or restricts the acquisition of additional Securities pursuant to this Agreement; and (iii) no anti-dilution, pre-emption or participation right in any prior agreement to which the Existing Shareholder is a party is inconsistent with, or triggered by, the terms of this Agreement in a manner not otherwise accounted for herein.

(o) Short Sales, etc. Buyer represents, warrants and covenants to the Company that Buyer has not, either directly or indirectly through an affiliate, agent or representative of the Company, engaged in any transaction in the securities of the Company during the thirty (30) days prior to the date that the Buyer first learned of the proposed offering of the Securities. Buyer represents and warrants to and covenants with the Company that Buyer will not engage in any short sales of the Company’s Common Stock prior to the earlier of (i) the effectiveness of the Registration Statement (either directly or indirectly through an affiliate, agent or representative) and (ii) the date as of which the Buyer may sell any Securities pursuant to Rule 144 promulgated under the Securities Act, to the extent permitted under the Securities Act.

(p) Notification. Between the date of this Agreement and the Closing Date, the Buyer shall promptly notify the Company in writing if any of the representations or warranties made by the Buyer in this Section 2 ceases to be true or accurate in any material respect.

The Buyer acknowledges that the Company and its counsel are relying upon the truth and accuracy of the representations, warranties, and covenants of the Buyer in determining the Buyer’s eligibility to acquire the Securities. By accepting delivery of evidence of book-entry issuance of the Securities on the Closing Date, the Buyer shall be deemed to reaffirm that all such representations and warranties are true and correct as of the Closing Date.

(q) Post-Closing Ownership Threshold Compliance. The Buyer covenants and agrees that following the Closing:

(i) Schedule 13G/D Filing. If, as a result of the issuance of the Securities or otherwise, the Buyer’s aggregate beneficial ownership of Class A Ordinary Shares equals or exceeds 5% of the total issued and outstanding Class A Ordinary Shares, the Buyer shall, within ten (10) calendar days of the end of the calendar month in which such threshold is first crossed (or such shorter period as may be required under the Exchange Act and the rules and regulations promulgated thereunder as in effect from time to time), file a Schedule 13G or Schedule 13D, as applicable, with the SEC in accordance with Section 13(d) of the Exchange Act. The Buyer acknowledges that, given its pre-Closing holding of approximately [●]% of the Class A Ordinary Shares, the 5% threshold is likely to be exceeded immediately upon the Closing, and the Buyer shall prepare and file such Schedule 13G or Schedule 13D promptly following the Closing Date and in any event within the period required by applicable law.

(ii) Schedule 13G/D Amendments. The Buyer shall timely file all required amendments to any Schedule 13G or Schedule 13D previously filed, including any annual amendments required under Rule 13d-2 under the Exchange Act, and shall provide the Company with a copy of each such filing promptly following submission to the SEC.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Reports, the Company hereby makes the representations and warranties set forth below to the Buyer as of the date hereof and as of the Closing Date:

(a) Organization. The Company (a) is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (b) is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect; and (c) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby, including the issuance of the Securities, have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors, its shareholders or any governmental body. This Agreement has been duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock or share capital of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. “Subsidiary” means any person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest. “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

(d) Issuance of Securities. The issuance of the Securities is duly authorized and, upon issuance and payment in accordance with the terms of the Agreement, the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, Liens, pledges, charges, taxes, rights of first refusal, encumbrances and other restrictions with respect to the issuance thereof. The Company confirms that: (i) under its constitutional documents, the board of directors has full authority to issue the Securities without member approval; (ii) no statutory pre-emption rights apply to the issuance; and (iii) there are sufficient authorized but unissued Class A Ordinary Shares of no par value available for the issuance of all Securities to be issued hereunder.

(e) No Conflicts. The execution, delivery and performance of the Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) result in a violation of the constitutional documents of the Company or any of its Subsidiaries; (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation of, any agreement, credit facility, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) subject to the Required Filings (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction or decree applicable to the Company or any of its Subsidiaries (including United States federal and state securities laws and regulations, the rules and regulations of the Nasdaq Capital Market (the “Principal Market”), and applicable laws of the British Virgin Islands), except in the case of (ii) and (iii) for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect.

(f) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority or other person in connection with the execution, delivery and performance of the Agreement, other than: (i) the filing with the SEC of a Form 6-K regarding the transaction contemplated hereby; (ii) notification to The NASDAQ Stock Market for the issuance and listing of the Securities in the time and manner required thereby; and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Filings”).

(g) Valid Issuance. All issued and outstanding Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable, and have been issued in compliance with all applicable federal and state securities laws. None of such shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. None of the Securities will be subject to the preemptive rights of any holders of any securities of the Company or similar contractual rights granted by the Company. No further approval or authorization of any shareholder, the board of directors or others is required for the issuance and sale of the Securities other than in connection with the Required Filings. No person has any right of first refusal, preemptive right, right of participation or any similar right to participate in the transactions contemplated by the Agreement. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any Class A Ordinary Shares.

(h) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act, including the Company’s annual report on Form 20-F and other material filings (all of the foregoing, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) during the twelve (12) months preceding the date of this Agreement. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Material Changes; Undisclosed Events. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any material liabilities other than trade payables and accrued expenses in the ordinary course of business; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders; and (v) the Company has not issued any equity securities to any officer, director or Affiliate except pursuant to existing stock option plans. Except for the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists that would be required to be disclosed by the Company under applicable securities laws that has not been publicly disclosed at least one (1) Business Day prior to the date hereof. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole; (ii) the transactions contemplated hereby; (iii) the authority or ability of the Company to perform its obligations under any Transaction Document; or (iv) the legality, validity or enforceability of any Transaction Document.

(j) Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company there is not pending or threatened, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

(k) Compliance. Except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound; (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental authority; or (iii) is or has been in violation of any material statute, rule, ordinance or regulation of any governmental authority, including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

(l) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Buyer and has not offered or sold the Securities to any other person in connection with this transaction.

(m) Listing and Maintenance Requirements. The Class A Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on The NASDAQ Stock Market. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from The NASDAQ Stock Market that the Company is not in compliance with the listing or maintenance requirements of The NASDAQ Stock Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(n) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor, consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Agreement. The Buyer shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Agreement.

(o) Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4. LEGEND

(a) Resale Restrictions. The Securities may only be disposed of in compliance with applicable state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, Rule 144, or Regulation S, the Company may require the transferor to provide an opinion of counsel to the effect that such transfer does not require registration under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the obligations of a Buyer hereunder.

(b) Restrictive Legend. The Buyer understands that until such time as the Securities have been registered under the Securities Act or may be sold pursuant to Regulation S, Rule 144 or another applicable exemption without any restriction as to the number of securities that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. ”

5. REGISTRATION RIGHTS

(a) Filing Obligation. The Company shall prepare and file with the SEC a resale registration statement on Form F-3 or Form F-1 covering the resale of all Registrable Securities (as defined below) (the “Registration Statement”) no later than sixty (60) calendar days following the Closing Date (the “Filing Deadline”). “Registrable Securities” means the Class A Ordinary Shares issued pursuant to this Agreement.

(b) Effectiveness Obligation. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable after filing, and in any event no later than: (i) ninety (90) calendar days after the initial filing if the SEC does not review the Registration Statement; or (ii) one hundred twenty (120) calendar days after the initial filing if the SEC reviews the Registration Statement (each, an “Effectiveness Deadline”).

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Such Buyer shall have delivered to the Company its Subscription Amount by wire transfer of immediately available funds in accordance with Section 1(c).

(c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time, and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(d) Such Buyer shall have delivered to the Company the duly completed Non-U.S. Person Certification (Regulation S) in the form attached hereto as Exhibit A.

7. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE

The obligation of the Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to such Buyer the Agreement to which it is a party.

(b) Trading in the Class A Ordinary Shares shall not have been suspended by the SEC or The NASDAQ Stock Market from the date hereof to the Closing Date, and no banking moratorium shall have been declared by either the United States or New York State authorities.

(c) There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(d) All necessary corporate approvals of the Company shall have been obtained and shall be in full force and effect, including a duly passed resolution of the board of directors of the Company (in form and substance reasonably acceptable to the Buyer) authorizing the issuance of the Securities.

(e) The Company shall have submitted the Listing of Additional Shares notification to The NASDAQ Stock Market and shall have received no objection thereto from The NASDAQ Stock Market.

(f) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time, and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

8. TERMINATION

In the event that the Closing shall not have occurred within three (3) months following the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 7 and 8 (and the terminating party’s failure is not the cause of the other party’s failure to satisfy its conditions), the non-defaulting party shall have the right to terminate this Agreement upon written notice, without liability to the defaulting party except for any pre-existing breach. Nothing in this Section 10 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by the other party of its obligations under this Agreement.

9. MISCELLANEOUS

(a) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives any claim that it is not personally subject to the jurisdiction of any such court or that such proceeding is brought in an inconvenient forum.

(b) Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. Signatures delivered by facsimile transmission, PDF or other electronic means shall create valid and binding obligations of the executing party with the same force and effect as original signatures.

(c) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived or amended other than by a written instrument signed by both the Company and the Buyer. No waiver of any default, breach or non-compliance under this Agreement shall be deemed to be a continuing waiver or a waiver of any other or subsequent default, breach or non-compliance, whether of a similar or different character. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance.

(d) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and shall be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) one (1) Business Day after deposit with an overnight courier service; or (iii) upon electronic confirmation of receipt, when sent by email. The addresses for such communications shall be:

If to the Company, to:

Mint Incorporation Limited

17/F, Wing Kwok Centre

No.182 Woosung Street

Jordan, Kowloon, Hong Kong

Attn: Hoi Lung Chan, Chairman of the Board and Chief Executive Officer

Email: [●]

With a copy to:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Tel: 212-588-0022

Attn: Mengyi “Jason” Ye, Esq.; Yarona Yieh, Esq.

Email: jye@orllp.legal; yly@orllp.legal

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

(f) Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) Adjustment. Each and every reference to share prices and Class A Ordinary Shares in any Transaction Document shall be subject to adjustment for share subdivisions, share capitalizations, share consolidations and other similar transactions relating to the Class A Ordinary Shares that occur after the date of this Agreement.

(k) Severability. In the event that any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Mint Incorporation Limited

By:
Name:	Hoi Lung Chan
Title:	Chief Executive Officer and Chairman of the Board

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

(Amount of Subscription in USD)	(Name of Buyer – Please type or print)

Number of Class A Ordinary Shares	(Signature of Authorized Signatory of Buyer)

(Name of Authorized Signatory)

(Title of Authorized Signatory)

(Address of Buyer)

(City, State/Province, Zip code/Postal Code of Buyer)

(Country of Buyer)

(Email Address of Buyer)

EXHIBIT A

Non-U.S. Person Certification (Regulation S)

The undersigned Buyer, by indicating that it is not a U.S. Person within the meaning of Regulation S, represents and warrants to the Company as follows. The Buyer must initial on the line provided to the left of each numbered clause to confirm its agreement with and accuracy of each representation:

_____________ Initials	1. At the time of (a) the offer by the Company and (b) the acceptance of the offer by such Buyer of the Securities, such Buyer was outside the United States.

_____________ Initials	2. Such Buyer is acquiring the Securities for its own account, for investment and not for distribution or resale to others in violation of the registration requirements of the Securities Act, and is not purchasing the Securities for the account or benefit of any U.S. Person.

_____________ Initials	3. Such Buyer will make all subsequent offers and sales of the Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such Buyer will not resell the Securities to any U.S. Person or within the United States prior to the expiration of the distribution compliance period of one year from the Closing Date, except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

_____________ Initials	4. Such Buyer has no present plan or intention to sell the Securities in the United States or to a U.S. Person at any predetermined time and has made no predetermined arrangements to sell the Securities.

_____________ Initials	5. Neither such Buyer, its Affiliates nor any Person acting on behalf of such Buyer has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the United States with respect to the Securities at any time after the Closing Date through the distribution compliance period except in compliance with the Securities Act.

_____________ Initials	6. Such Buyer consents to the placement of a restrictive legend on any certificate or other document evidencing the Securities substantially in the form set forth in Section 4 of the Agreement.

_____________ Initials	7. Such Buyer is not acquiring the Securities in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

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_____________ Initials	8. Such Buyer has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect its interests in connection with the transactions contemplated by this Agreement.

_____________ Initials	9. Such Buyer has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Securities.

_____________ Initials	10. Such Buyer understands the risks of an investment in the Securities and can afford to bear such risks for an indefinite period of time, including the risk of losing its entire investment.

_____________ Initials	11. Such Buyer has had access to the Company’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such Buyer has requested.

_____________ Initials	12. Such Buyer has been afforded the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the issuance of the Securities.

_____________ Initials	13. Such Buyer is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in the Agreement.

_____________ Initials	14. Such Buyer will not sell or otherwise transfer the Securities unless (A) the transfer of such Securities is registered under the Securities Act or (B) an exemption from registration of such Securities is available, including Regulation S.

_____________ Initials	15. Such Buyer represents that the address furnished on its signature page to this Agreement is its principal residence (if an individual) or its principal place of business (if a corporation or other entity).

_____________ Initials	16. Such Buyer is not a U.S. Person and is not acquiring the Securities for the account or benefit of any U.S. Person.

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